EXHIBIT 12(A)(1)
                                  THE CNL FUNDS
                                  (THE "TRUST")

          CODE OF ETHICS PURSUANT TO SECTION 406 OF THE SARBANES-OXLEY ACT OF 2002 FOR PRINCIPAL EXECUTIVE AND SENIOR FINANCIAL OFFICERS

     I.   COVERED OFFICERS/PURPOSE OF THE CODE

     Pursuant to Section 406 of the Sarbanes-Oxley Act of 2002, this Code of Ethics ("Code") has been adopted by the Trust and applies to the Trust's Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer (the "Covered Officers" each of whom is identified in Exhibit
A) for the purpose of promoting:

          o honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

          o full, fair, accurate, timely and understandable disclosure in reports and documents that the Trust files with, or submits to, the Securities and Exchange Commission ("SEC") and in other public communications made by the Trust;

          o compliance with applicable laws and governmental rules and regulations;

          o the prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code; and

          o    accountability for adherence to the Code.

     Each Covered Officer should adhere to a high standard of business ethics and should be sensitive to situations that may give rise to conflicts of interest.

II. COVERED OFFICERS SHOULD HANDLE ETHICALLY ANY ACTUAL OR APPARENT CONFLICTS OF INTEREST

    OVERVIEW. A "conflict of interest" occurs when a Covered Officer's private interest interferes with the interests of, or his service to, the Trust. Covered Officers may not improperly use their position with the Trust for personal or private gain to themselves, their family, or any other person. Certain conflicts of interest arise out of the relationships between Covered Officers and the Trust and already are subject to conflict of interest provisions and procedures in the Investment Company Act of 1940 (including the regulations thereunder, the "1940 Act") and the Investment Advisers Act of 1940 (including the regulations thereunder, the "Investment Advisers Act"). Indeed, conflicts of interest are endemic for certain registered management investment companies and those conflicts are both substantially and procedurally dealt with under the 1940 Act. For example, Covered Officers may not engage in certain transactions with the Trust because of their status as "affiliated persons" of such Fund. The compliance program of the Trust and the compliance programs of its investment adviser, principal underwriter and administrator (each a "Service Provider" and, collectively, the "Service Providers") are reasonably designed to prevent, or identify and correct, violations of many of those provisions, although they are not designed to provide absolute assurance as to those matters.

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This Code does not, and is not intended to, repeat or replace these programs and procedures, and such conflicts fall outside of the parameters of this Code. See also Section V of this Code.

     Although typically not presenting an opportunity for improper personal benefit, conflicts arise from, or as a result of, the contractual relationship between the Trust and its Service Providers of which the Covered Officers are also officers or employees. As a result, this Code recognizes that the Covered Officers will, in the normal course of their duties (whether for the Trust or for a Service Provider, or for both), be involved in establishing policies and implementing decisions that will have different effects on the Service Providers and the Trust. The participation of the Covered Officers in such activities is inherent in the contractual relationships between the Trust and its Service Providers and is consistent with the performance by the Covered Officers of their duties as officers of the Trust. Thus, if performed in conformity with the provisions of the 1940 Act, the Investment Advisers Act, other applicable law and the Trust's constitutional documents, such activities will be deemed to have been handled ethically. Frequently, the 1940 Act establishes, as a mechanism for dealing with conflicts, disclosure to and approval by the Directors/Trustees of a fund who are not "interested persons" of such fund under the 1940 Act. In addition, it is recognized by the Trust's Board of Trustees ("Board") that the Covered Officers may also be officers or employees of one or more other investment companies covered by other codes and that such service, by itself, does not give rise to a conflict of interest.

     Other conflicts of interest are covered by the Code, even if such conflicts of interest are not the subject of provisions of the 1940 Act and the Investment Advisers Act. The following Section provides examples of conflicts of interest under the Code, but Covered Officers should bear in mind that these examples are not exhaustive. The overarching principle is that the personal interest of a Covered Officer should not be placed before the interest of the Trust, unless the personal interest has been disclosed to and approved by other officers of such Fund or such Fund's Board or a committee of the Trust's Board that has no such personal interest and all other legal requirements have been satisfied.

III. COMPLIANCE AND DISCLOSURE

     Each Covered Officer must not:

          o use his personal influence or personal relationships improperly to influence investment decisions or financial reporting by the Trust whereby the Covered Officer would benefit personally to the detriment of such Fund;

          o cause the Trust to take action, or fail to take action, for the individual personal benefit of the Covered Officer rather than the benefit of such Fund;

          o retaliate against any other Covered Officer or any employee of the Trust or its Service Providers for reports of potential violations that are made in good faith; or

          o knowingly misrepresent, or cause others to misrepresent, facts about the Trust to others, whether within or outside such Fund, including to such Fund's Board and auditors, and to governmental regulators and self-regulatory organizations.

                                      * * *

          Each Covered Officer should, to the extent appropriate within his area of responsibility, consult with other officers and employees of the Trust and the Service Providers or with


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          counsel to the Trust with the goal of promoting full, fair, accurate, timely and understandable disclosure in the registration statements or periodic reports that the Trust files with, or submit to, the SEC (which, for sake of clarity, does not include any sales literature, omitting prospectuses, or "tombstone" advertising prepared by the Trust's principal underwriter(s)); and

         It is the responsibility of each Covered Officer to promote compliance with the standards and restrictions imposed by applicable laws, rules and regulations.

IV.  REPORTING AND ACCOUNTABILITY

     Each Covered Officer must:

          o upon adoption of the Code (or thereafter as applicable, upon becoming a Covered Officer), affirm to the Trust, by delivering an executed report to the Trust's Chief Compliance Officer, pursuant to the form attached as Exhibit B, that he or she has received, read, and understands the Code;

          o annually affirm to the Trust, by delivering an executed report to the Trust's Chief Compliance Officer, pursuant to the form attached as Exhibit C, that he or she has complied with the requirements of the Code;

          o provide full and fair responses to all questions asked in any Trustee and Officer Questionnaire provided by the Trust as well as with respect to any supplemental request for information; and

          o notify the Chief Compliance Officer of the Trust promptly if he is convinced to a moral certainty that there has been a material violation of this Code (with respect to any violation by the Chief Compliance Officer, the Covered Officer shall report to the Chief Legal Officer of the Trust).

     The Chief Compliance Officer of the Trust is responsible for applying this Code to specific situations in which questions are presented under it and has the authority to interpret this Code in any particular situation.

     The Trust will follow these procedures in investigating and enforcing this
Code:

          * the Chief Compliance Officer will take all appropriate action to investigate any potential material violations reported to him, which actions may include the use of internal or external counsel, accountants or other personnel;

          * if, after such investigation, the Chief Compliance Officer believes that no material violation has occurred, the Chief Compliance Officer is not required to take any further action;

          * any matter that the Chief Compliance Officer believes is a material violation will be reported to the Trust's Board or a committee of the Trust's Board;
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          *    if the Trust's Board or a committee of the Trust's Board concurs that a material violation has occurred, it will inform and make a recommendation to the Board, which will consider appropriate action, which may include review of, and appropriate modifications to applicable policies and procedures; notification to appropriate personnel of a Service Provider or its board; or a recommendation to dismiss the Covered Officer;

          * the Trust's Board or a committee of the Trust's Board will be authorized to grant waivers, as it deems appropriate; and

          * any changes to or waivers of this Code will, to the extent required, be disclosed as provided by SEC rules.

V.   OTHER POLICIES AND PROCEDURES

     This Code shall be the sole code of ethics adopted by the Trust for purposes of Section 406 of the Sarbanes-Oxley Act and the rules and forms applicable to registered investment companies thereunder. Insofar as other policies or procedures of the Trust or the Trust's Service Providers govern or purport to govern the behavior or activities of the Covered Officers who are subject to this Code, they are superseded by this Code to the extent that they conflict with the provisions of this Code. The Trust's and its Service Providers' codes of ethics under Rule 17j-1 under the 1940 Act and the Service Providers' more detailed compliance policies and procedures are separate requirements applying to the Covered Officers and others, and are not part of this Code.

VI.  AMENDMENTS

     Any material amendments to this Code, other than amendments to Exhibit A, must be approved or ratified by a majority vote of the Board.

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VIII. CONFIDENTIALITY

     All reports and records prepared or maintained pursuant to this Code will be considered confidential and shall be maintained and protected accordingly. Except as otherwise required by law or this Code, such matters shall not be disclosed to anyone except as permitted by the Board.

IX.  INTERNAL USE

     The Code is intended solely for the internal use by the Trust and does not constitute an admission, by or on behalf of the Trust, as to any fact, circumstance, or legal conclusion.




Adopted: May 24, 2007


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                                    EXHIBIT A

PERSONS COVERED BY THIS CODE OF ETHICS

Principal Executive Officer and President -  Andy Hyltin
Principal Financial Officer, Principal Accounting Officer and
   Treasurer - Paul S. Saint Pierre


As of Date:  April 16, 2009

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                                    EXHIBIT B

                           INITIAL CERTIFICATION FORM


     This is to certify that I have read and understand the Code of Ethics Pursuant to Section 406 of The Sarbanes-Oxley Act of 2002 for Principal Executive and Senior Financial Officers of The CNL Funds, dated May 24, 2007 (the "Code"), and that I recognize that I am subject to the provisions thereof and will comply with the policy and procedures stated therein.


     Please sign your name here:
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     Please print your name here:
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     Please date here:
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                                    EXHIBIT C

                            ANNUAL CERTIFICATION FORM


     This is to certify that I have read and understand the Code of Ethics Pursuant to Section 406 of The Sarbanes-Oxley Act of 2002 for Principal Executive and Senior Financial Officers of The CNL Funds, dated May 24, 2007 (the "Code"), and that I recognize that I am subject to the provisions thereof and will comply with the policy and procedures stated therein.

     This is to further certify that I have complied with the requirements of the Code during the period of _____________ through ____________________

     Please sign your name here:
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     Please print your name here:
                                  ---------------------
     Please date here:
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